UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2022

CorpHousing Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CHG	The Nasdaq Stock Market LLC

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Registration Statement for the August 2022 initial public offering (“IPO”) of CorpHousing Group Inc. (the “Company” or “we” and related pronouns), in May and June 2022, we entered into a security purchase agreement (as amended, the “2022 InvestorPurchase Agreement”) with certain private investors under which we sold, in a series of private placements (collectively, the “2022 Investor Financing”) through the date of our IPO, an aggregate $3,680,000 principal amount of 15% original issue discount notes (“2022 Investor Notes”) and five-year warrants (“2022 Investor Warrants”) to purchase an aggregate of 920,000 shares of our common stock at a per-share exercise price of $4.00. The 2022 Investor Notes bear interest at 5% per annum, with all accrued interest payable at maturity. The 2022 Investor Notes sold in May and June 2022 mature on May 27, 2022 and June 30, 2023, respectively.

Under the terms of the 2022 Investor Purchase Agreement, the parties had the right to consummate additional closings thereunder from time to time. On September 16, 2022, we sold an additional $2,070,000 principal amount of 2022 Investor Notes (the "September 2022 Investor Notes") and 2022 Investor Warrants to purchase 517,500 shares of our common stock to the investors. The September 2022 Investor Notes mature on September 16, 2023.

As of the date of this Current Report, we have raised gross proceeds of $5,000,000 from the 2022 Investor financing (i.e., $5,750,000 principal amount of 2022 Investor Notes, less the 15% original issue discount thereon). Under the terms of the 2022 Investor Notes we were required to prepay a certain portion of the notes following our IPO upon the request of the holders of the notes. Such request was made following our IPO and we paid the investors approximately $2.5 million comprised of principal, interest thereon and a prepayment premium of 15% of the amount prepaid principal. As of the date of this Current Report, we have approximately $3.1 million principal amount of the notes remaining outstanding.

All of the 2022 Investor Notes are secured by a first priority security interest in all of our assets until such time as such notes are repaid or converted into our preferred stock or common stock under the terms thereof.

The proceeds of the 2022 Investor Financing have been or will be used to fund letter-of-credit based security deposits for our newly leases properties, such as The Blakely New York, The Washington Hotel and others (collectively, the “New Properties”).

We may prepay the 2022 Investor Notes in whole or in part at any time or from time to time, upon at least five (5) business days prior written notice to the note holders, during which period such holders shall have the opportunity to exercise certain conversion rights as further described herein. If we exercise our right to prepay the notes, we shall make payment to the holders within three (3) business days after such five (5) business day period of an amount in cash equal to the sum of the then outstanding principal amount of the notes and accrued interest thereon, plus a prepayment premium equal to 15% of the principal amount of the notes to be prepaid.

We have the right, exercisable at our option, to convert all of the 2022 Investor Notes into a series of newly issued preferred stock having an aggregate stated value equal to the aggregate principal (and interest then accrued thereon) of the notes being so converted, and pay dividends at 5% per annum on such stated value (accruing and payable at maturity or redemption of the preferred stock) and will be senior in right of liquidation to all of our common stock and other securities classified as junior securities. Any such preferred stock issued upon such conversion shall, in turn, at the election of the holder, be convertible into that number of shares of our common stock determined by dividing (a) the aggregate stated value (and accrued and unpaid dividends thereon) of the preferred stock being converted by (b) a conversion price of $3.00 per share.

As additional consideration to investors in the 2022 Investor Financing, we granted revenue participation rights to the investors providing them, as a group, with an aggregate share, typically 5% to 10% in the first five years of the relevant lease, and 1% thereafter, of the quarterly revenues generated by our New Properties, during the initial term of the subject lease relating to such property (including any prescribed extensions thereof). Our obligation to pay such revenue share commences with the quarter ending September 30, 2022, and shall continue for each calendar quarter thereafter during the term of the applicable lease. Such payment shall be made within 10 days of the filing of our quarterly report on Form 10Q or annual report on Form 10K, as applicable.

In connection with the 2022 Investor Financing, we have paid Maxim Group LLC (“Maxim”), the lead-book-running manager of our IPO, aggregate agency fees of $256,000 and issued to Maxim five-year warrants (the “Agent Warrants”) to purchase an aggregate of 32,000 shares of our common stock at a per-share exercise price of $4.40 per share. We have granted Maxim certain registration rights with respect to the shares underlying the Agent Warrant, including the right to include such shares on the registration statement filed on behalf of the investors in the 2022 Investor Financing and customary piggyback registration rights.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 2.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

4.1†(1)	Form of 2022 Investor Warrant

10.1†(2)	Form of 2022 Investor Note

10.2†(3)	2022 Investor Purchase Agreement

(1)

Previously filed as exhibit 4.5 to our Registration Statement on Form S-1 (No.333-262114), filed with the SEC on January 12, 2022, as amended on each of January 31, 2022, February 7, 2022, April 15, 2022, July 11, 2022 and July 22, 2022.

(2)	Previously filed as exhibit 10.16 to our Registration Statement on Form S-1 (No.333-262114), filed with the SEC on January 12, 2022, as amended on each of January 31, 2022, February 7, 2022, April 15, 2022, July 11, 2022 and July 22, 2022.

(3)	Previously filed as exhibit 10.15 to our Registration Statement on Form S-1 (No.333-262114), filed with the SEC on January 12, 2022, as amended on each of January 31, 2022, February 7, 2022, April 15, 2022, July 11, 2022 and July 22, 2022.

†	Certain of the exhibits and schedules to this agreement have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2022	CORPHOUSING GROUP INC.

	By:	/s/ Brian Ferdinand
Name: Brian Ferdinand
Title: Chief Executive Officer and Chairman